Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACTS:	Edward M. Jamison, President Chief Executive Officer & Chairman of the Board	702.878.0700

	Patrick Hartman Executive Vice President, Chief Financial Officer	702.878.0700

COMMUNITY BANCORP TO PRESENT AT WUNDERLICH SECURITIES WEST COAST BANK CONFERENCE

LAS VEGAS, NEV.—February 25, 2008—Community Bancorp (the “Company”) (NASDAQ:CBON), parent company of Community Bank of Nevada and Community Bank of Arizona, announced today that President and Chief Executive Officer, Edward M. Jamison, Executive Vice President and Chief Operating Officer, Lawrence K. Scott, and Executive Vice President and Chief Financial Officer, Patrick Hartman, will make a presentation at the Wunderlich Securities West Coast Bank Conference. The conference will take place in Chicago on February 25, 2008. A copy of the presentation will be available on February 25, 2008 through the Investors page of the Company’s website at www.communitybanknv.com.

About Community Bancorp

Community Bancorp is a bank holding company headquartered in Las Vegas, Nevada with four wholly-owned subsidiaries: 1) Community Bank of Nevada, 2) Community Bank of Arizona, 3) Community Bancorp (NV) Statutory Trust II and 4) Community Bancorp (NV) Statutory Trust III. Community Bancorp exists primarily for the purpose of holding the stock of its wholly-owned subsidiaries and facilitating their activities. Community Bank of Nevada is a Nevada state chartered bank providing a full range of commercial and consumer bank products through thirteen branches located in the greater Las Vegas area and one loan production office in Arizona. Community Bank of Arizona (formerly Cactus Commerce Bank), is an Arizona state chartered bank providing a full range of commercial and consumer bank products through three branches located in the greater Phoenix, Arizona area. We provide commercial banking services, including real estate, construction and commercial loans and SBA loans, to small- and medium-sized businesses.

For more information about Community Bancorp, visit our website at www.communitybanknv.com.